Exhibit 99.1

BioSpecifics Appoints Joseph Truitt as Interim Chief Executive Officer

WILIMINGTON, DE – April 9, 2020 – BioSpecifics Technologies Corp. (NASDAQ: BSTC), a biopharmaceutical company that originated and continues to develop collagenase-based therapies with a first-in-class collagenase-based product marketed as XIAFLEX® in North America, today announced that the Board of Directors has appointed Joseph Truitt as interim Chief Executive Officer. He will also serve on the Company’s Board of Directors. Mr. Truitt succeeds J. Kevin Buchi, who served as CEO since October 2019, and has departed the company.

“We are delighted to have Joe on board and believe he will play a major role in helping to shape the future of BioSpecifics. Joe is a highly experienced biopharma executive with a strong track record of clinical, commercial, and operational leadership. The Board of Directors remains strongly focused on its corporate strategy of fully maximizing near- and long-term sustainable value creation, including full exploration of opportunities within the CCH portfolio of commercial and pipeline assets, as well as identifying external strategic opportunities. We believe BioSpecifics is poised for a new leg of growth bolstered by strong fundamentals,” said Jennifer Chao, Chairman of the Board of Directors. “As we continue on this path, we would like to thank Kevin for what he accomplished during his tenure with the company and wish him well in his future endeavors.”

Prior to joining BioSpecifics, Mr. Truitt was most recently Chief Executive Officer of Achillion Pharmaceuticals, Inc. since May 2018. He joined the company in 2009 and had previous roles of Chief Operations Officer and Chief Commercial Officer. Under his leadership, the company was acquired by Alexion Pharmaceuticals, Inc. for $1.2 billion.

Mr. Truitt joined Achillion from Viropharma, Inc. following its acquisition of Lev Pharmaceuticals. At Lev, Mr. Truitt was most recently Vice President of Business Development and Product Strategy and led the build out of the commercial team and infrastructure in preparation for product launch. Mr. Truitt joined Lev from Johnson & Johnson, where he was Vice President of Sales and Operations and directed commercial operations and had P&L responsibility for sales, operations and national accounts at the company’s OraPharma subsidiary. Mr. Truitt holds a BS degree in Marketing from LaSalle University, Philadelphia, and an MBA degree from St. Joseph’s University, Philadelphia.

“I am excited to take on the role of interim CEO of BioSpecifics. There are very significant value creation opportunities and I look forward to working closely with the Board of Directors and team to fully execute on the Company’s clearly defined corporate objectives,” said Joseph Truitt, interim Chief Executive Officer.

About BioSpecifics Technologies Corp.

BioSpecifics Technologies Corp. (BioSpecifics) is a commercial-stage biopharmaceutical company. The company discovered and developed a proprietary form of injectable collagenase (CCH) which is currently marketed by BioSpecifics’ partner, Endo International plc (Endo), as XIAFLEX® in North America for the treatment of Dupuytren’s contracture and Peyronie’s disease. Endo expects a commercial approval in the second half of 2020 for a third CCH indication, cellulite, subject to U.S. Food and Drug Administration approval. The CCH research and development pipeline includes several additional potential indications; adhesive capsulitis, plantar fibromatosis and uterine fibroids. For more information, please visit www.biospecifics.com.

Forward-Looking Statements

This report includes “forward-looking statements” within the meaning of, and made pursuant to the safe harbor provisions of, the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including statements regarding the Company’s strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management, shareholder value, expected revenue growth, future strategic opportunities, the effect of recent management and board leadership changes, and the assumptions underlying or relating to such statements, are “forward-looking statements.” In some cases, these statements can be identified by forward-looking words such as “expect,” “plan,” “anticipate,” “potential,” “estimate,” “can,” “will,” “continue,” the negative or plural of these words, and other similar expressions. These forward-looking statements are predictions based on our current expectations and our projections about future events and various assumptions. There can be no assurance that we will realize our expectations or that our beliefs will prove correct. There are a number of important factors that could cause BioSpecifics’ actual results to differ materially from those indicated by such forward-looking statements, including, but not limited to: the timing of regulatory filings and action; the ability of Endo to achieve its objectives for XIAFLEX®; the market for XIAFLEX® in, and timing, initiation and outcome of clinical trials for, additional indications, which will determine the amount of milestone, royalty, mark-up on cost of goods sold, license, and sublicense income that BioSpecifics may receive; the potential of XIAFLEX® to be used in additional indications; Endo modifying its objectives or allocating resources other than to XIAFLEX®; the impacts of the COVID-19 pandemic; and other risk factors identified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 (the “2019 Annual Report”), specifically in Part I, Item IA under the heading “Risk Factors” of the 2019 Annual Report and risk factors identified in our other filings with the Securities and Exchange Commission. All forward-looking statements included in this report are made as of the date hereof, are expressly qualified in their entirety by the cautionary statements included in this report and, except as may be required by law, we assume no obligation to update these forward-looking statements.

Contact:

Stern Investor Relations, Inc.

Sarah McCabe

212-362-1200

sarah.mccabe@sternir.com

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